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                                                                   Exhibit 10.35




                                            (QUINTILES TRANSNATIONAL CORP. LOGO)












                          Quintiles Transnational Corp.

                             EXECUTIVE COMPENSATION
                           Performance Incentive Plan



















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                          QUINTILES TRANSNATIONAL CORP.

                             EXECUTIVE COMPENSATION
                           PERFORMANCE INCENTIVE PLAN

                                TABLE OF CONTENTS


Executive Summary.............................................................3
What You Should Know About the Plan...........................................3
Purpose of the Plan...........................................................3
Target Award..................................................................4
Plan Funding..................................................................4
Allocation of the Bonus Pool..................................................4
General Provisions of the Plan................................................5
   Eligibility................................................................5
   Effective Date of the Plan.................................................5
   Effective Date of Participation............................................5
   Prorated Awards............................................................5
   Part-Time Status...........................................................5
   Leave of Absence...........................................................6
   Termination of Employment..................................................6
   Award Limitations/Rights...................................................6
   Employment Contract........................................................6









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EXECUTIVE SUMMARY
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The Executive Compensation Performance Incentive Plan is designed to motivate and reward the Company's senior executives by aligning their rewards to their short-term performance objectives with the following components:

         o        Net revenue and operating surplus targets

         o        Size of bonus pool determined by business performance

         o        Allocation impacted by personal performance, where possible

         o        Cash payment in 1st quarter following fiscal year


WHAT YOU SHOULD KNOW ABOUT THE PLAN
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This document summarizes the provisions of the Quintiles Transnational Corp.
Executive Compensation Performance Incentive Plan (the "Plan"). Plan administration (including approval of target awards and final award payments, if any) is the responsibility of the Compensation Committee of the Board of Directors. Plan modifications or cancellation can only be effected by the Compensation Committee and can be authorized at any time as determined by that group.


PURPOSE OF THE PLAN
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The Plan's purpose is to communicate performance objectives to Plan participants and to link incentive awards to the achievement of those objectives. The Plan serves to focus executives on the performance of their respective business units and regions of Quintiles Transnational Corp. (the "Company") during the calendar year. Members of the Executive Compensation plans may participate in this Plan or, depending on their primary roles and responsibilities, the Business Development incentive plan (see separate document) or the Consulting incentive plan (see separate Document).

Notwithstanding anything contained herein, the decision whether to grant any awards under the Plan, or the amount of any awards granted, for any given performance period shall be at the complete discretion of the Compensation Committee. The Company reserves the right to reduce or eliminate all awards irrespective of accrued allocations on financial statements in the complete discretion of the Compensation Committee. No right to receive any award or grant, irrespective of the Plan, exists until such award or grant is actually made.


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PERFORMANCE INCENTIVE PLAN

TARGET AWARD
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Each Plan participant will be assigned a bonus target based on his/her management level, expressed as a percentage of the participant's annual salary rate in effect on December 31 of the year to which the bonus relates. As is customary in the market, the potential bonus award based upon percentage of salary increases with role seniority. Annual performance bonus targets by ECP level are as follows:

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   GLOBAL
   GRADE         41        40        39        38      37-36     35-34      33
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   TARGET        85%       55%       45%       40%       30%      25%       15%
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PLAN FUNDING
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The Plan rewards the achievement of financial goals in employees' business unit and region. Under the Plan, a bonus "pool" is funded by the business unit and region based upon net revenue and operating surplus results versus budget. Participants are eligible for bonus payments when business unit performance is within 80% of target. In addition, discretionary funding from corporate may also be available for payment in the pool. Payment under the plan can reach up to 150% of a participant's bonus target.

Performance Targets for operating surplus and net revenue have been established for all business units and regions, based upon the budgets established by their senior management.

ALLOCATION OF THE BONUS POOL
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Allocation of the pool will, where allowable, be based upon individual performance against pre-established goals. Individual goals will be set by executives and their immediate manager. Achievement of individual goals will be tracked by participants' immediate managers during the year, and will be documented formally at year-end.

The allocation of the pool will be determined by the business unit management team based upon the performance management system in place. Where there is no formalized performance management system, a portion of the pool will be set aside for high-performing individuals who have performed strongly versus their pre-established goals. In no event will the allocation of the bonuses based upon personal performance exceed the total bonus pool earned by the business unit.

Earned awards will be distributed no later than March following the performance year.



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GENERAL PROVISIONS OF THE PLAN
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ELIGIBILITY

The Plan is intended to cover senior executives who are generally at a global grade level of 33 and higher. Where global grading has not yet been completed, for purposes of the Plan, historical ECP levels generally will be equivalent to the grades noted below:

           --------------------------------
             GLOBAL GRADE      ECP LEVEL
           --------------------------------
                  41               1
           --------------------------------
                  40               2
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                  39            3 & 3.5
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                  38               4
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                  37            4.5 & 5
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                  36               6
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                  35               7
           --------------------------------
                  34               8
           --------------------------------
                  33               9
           --------------------------------


EFFECTIVE DATE OF THE PLAN

The effective date of the Quintiles Executive Compensation Performance Incentive Plan is January 1, 2004. This Plan supercedes the previous Executive Compensation Plan.

EFFECTIVE DATE OF PARTICIPATION

The effective date of participation is the first day of the month following the approval of management's nomination of the executive into the Plan.

PRORATED AWARDS

Executives who have been nominated into or out of the Plan, or between levels, will be eligible for prorated awards based on the number of full months of participation in the Plan at the relevant level, during the performance period, subject to the discretion of the Compensation Committee.

PART-TIME STATUS

Plan participants whose regular work schedules reflect fewer hours than the applicable standard work week will receive a pro-rated award. However, in no case shall a Plan participant receive benefits under the Plan for any period in which their regular work schedule is less than 50 percent of the applicable standard workweek, except as otherwise required by local legislation.


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LEAVE OF ABSENCE

Plan participants who take a leave of absence of more than three months will be eligible for a reduced award to reflect the leave taken. No pro-ration will be performed if the leave totals three months or less.

Please note that this provision is not an attempt on the part of the Company to comply with local laws and regulations concerning leaves of absence. Inasmuch as all awards under this Plan are subject to the discretion of the Compensation Committee, the Company is not obligated to issue awards to plan participants for periods during which they were on a leave of absence.

TERMINATION OF EMPLOYMENT

Termination of employment for any reason, other than retirement, prior to payment of the award will result in forfeiture. No right whatsoever exists to an award prior to its award and acceptance.

Employees who leave the Company due to retirement need not be present on the date of payment in order to receive an award. Any award will be prorated based on the number of full months of participation in the Plan during the performance period, subject to the discretion of the Compensation Committee. Any payment will occur at the same timing of payment to active participants.

No right whatsoever exists to an award prior to its award and acceptance.

AWARD LIMITATIONS/RIGHTS

The Compensation Committee may approve the inclusion or exclusion of unbudgeted extraordinary events that impact business unit performance or take into account other factors in determining whether to increase, decrease or eliminate awards of any type. Employees will be informed of the details of any factors that may impact their award as soon as practicable.

Participation in the Plan and receipt of awards for a given performance period shall not be construed to confer the right to participate in the Plan (i.e., a right to future awards) in any subsequent period, or the right to continue in the Company's employ. The Compensation Committee reserves the right to reduce or eliminate the Plan awards to any participant with unsatisfactory performance.

EMPLOYMENT CONTRACT

It is a condition of the Executive Compensation Plan that all participants will have a signed employment contract, including non-compete, non-solicitation and confidentiality provisions, among others. Awards will not be granted until a signed employment contract with appropriate documentation is on file with the Company.

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